ANI Pharmaceuticals Schedules Conference Call to Discuss Fourth Quarter and Full Year 2017 Financial Results and 2018 Guidance

BAUDETTE, Minn., Feb. 20, 2018 /PRNewswire/ -- ANI Pharmaceuticals, Inc. (NASDAQ: ANIP) announced today that the Company plans to release its fourth quarter and full year 2017 financial results and 2018 guidance on Tuesday, February 27, 2018, before the opening of the U.S. financial markets. The earnings press release will be accessible through the Investor Relations section of the Company's website, www.anipharmaceuticals.com.

Arthur S. Przybyl, President and Chief Executive Officer, and Stephen P. Carey, Vice President, Finance, and Chief Financial Officer, also plan to host a conference call to review those results starting at 10:30am Eastern Time on Tuesday, February 27, 2018. The call will be open to the public and can be accessed through a conference line by dialing (866) 776-8875. The conference ID is 9773589.

A recording of the conference call will be available within two hours of the completion of the call and will remain accessible for a period of seven days following the call. To access the replay, dial (800) 585-8367. The access code for the replay is 9773589.

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company focused on delivering value to our customers by developing, manufacturing, and marketing high quality branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include controlled substances, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

For more information about ANI, please contact:
Investor Relations
IR@anipharmaceuticals.com